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                                                                    EXHIBIT 23.2


                    [PricewaterhouseCoopers LLP Letterhead]



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 21, 2000 relating to Union Planters Home Equity Corp.'s balance sheet as of November 20, 2000 which appears in its Registration Statement on Form 10. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
Memphis, TN
January 26, 2001